Exhibit 10.1f

INCENTIVE STOCK OPTION

TERMS OF AWARD

UNDER

STEREOTAXIS, INC. 2012 STOCK INCENTIVE PLAN

Stereotaxis, Inc. (the “Company”) has made an Award to the Participant of Incentive Stock Options (the “Option”) under the Stereotaxis, Inc. 2012 Stock Incentive Plan, as amended the (“Plan”). The date of grant, the number of shares of Stock (“Shares”) covered by the Option, and the exercise price of the Option are set forth in the Award letter the Participant received from the Company (“Statement”). The Statement and these Terms of Award collectively constitute the terms and conditions of the Option and describe the conditions applicable to the Option.

1. Award Subject to Plan. The Option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference

2. Definitions. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. The following terms shall have the following meanings, except where otherwise noted:

(a)    “Cause” means Participant’s fraud or willful misconduct as determined by the Committee.

(b)    “Change of Control” means the occurrence of one or more of the following:

(i)    The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either the then-outstanding shares of common stock of the Company or the combined power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors;

(ii)    Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(iii)    The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

(c)    “Company” means Stereotaxis, Inc., a Delaware corporation.

(d)    “Disability” or “Disabled” means the Participant is permanently and totally disabled within the meaning of Sections 422(c)(6) and 22(e)(3) of the Internal Revenue Code (the “Code”) which, as of the date hereof, shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Participant shall be considered Disabled only if the Participant furnishes such proof of Disability as the Committee may require.

(e)    “Good Reason” means:

(i)    Requiring the Participant to be based at any office or location more than 50 miles from the Participant’s office or location as of the date of the Change of Control;

(ii)    A material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; or

(iii)    A material reduction in the Participant’s total compensation.

(f)    “Termination of Service” means the date on which the Participant is no longer an employee of the Company or any of its Subsidiaries.

3. Term. The term of the Option shall expire on the tenth anniversary of the date of grant.

4. Vesting. The Option shall vest as follows: (i) twenty-five percent (25%) of the Option shall vest on the first annual anniversary of the date of grant; and (ii) as of the first day of each calendar month after the first annual anniversary of the date of grant, an additional 2.0833% of the Option shall vest; so that on the fourth annual anniversary of the date of grant, 100% of the Option will become vested. Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined) and (x) the Participant experiences an involuntarily Termination of Service for reasons other than Cause, or (y) the Participant experiences a Termination of Service for Good Reason, in either case, on or within one (1) year after the date of the Change of Control, the unvested portion of the Option will become vested as of such Termination of Service.

5. Anti-Dilution Provisions. In the event that, during the term of the Option, there is any change in the number or kind of shares of outstanding Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of underlying Shares covered by the Option and the exercise price thereof shall be adjusted, to the same proportionate number of Shares and price as in the original grant of the Option.

6. Non-Transferability. The Option may not be assigned or transferred except upon death by will or the laws of descent and distribution, and any attempted assignment or transfer except as herein authorized shall be void and of no effect. The Option may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative.

7. Termination of Service. Upon a Termination of Service, the unvested portion of the Option shall be forfeited. The Participant must exercise the Option prior to a Termination of Service, except that upon a Termination of Service, the Option shall remain exercisable to the extent, and only to the extent, provided in this Section 7.

(a)    Disability. In the event of a Termination of Service of the Participant due to Disability, the Option will remain exercisable, to the extent vested on the date of such termination, until the earlier of one (1) year from the date of the Termination of Service or the tenth anniversary of the date of grant pursuant to Section 422(c)(6) of the Code.

(b)    Death. In the event of a Termination of Service of the Participant as a result of death, the Option shall remain exercisable, to the extent vested on the date of death, and, pursuant to Section 1.421-1(b)(2) of the Treasury Regulations, (a) it may be exercised by the executor or administrator of the Participant’s estate or by such person or persons who shall have acquired the Participant’s rights hereunder by bequest or inheritance or by designation as the Participant’s beneficiary for the full number of Shares covered by the

Option (less any shares for which the Option was previously exercised), but (b) such person’s right to exercise this Option shall terminate upon the earlier of the tenth anniversary of the date of grant or a date which is one (1) year after the date of the Participant’s death.

(c)    Voluntary or Involuntary Termination Without Cause. In the event of a voluntary Termination of Service (which shall include retirement) or involuntary Termination of Service without Cause, the Option shall remain exercisable, to the extent vested on the date of such termination, until the earlier of three (3) months after the date of Termination of Service or the tenth anniversary of the date of grant.

8. Exercise Procedures. The purchase price of the Shares subject to the exercise of the Option shall be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by tender of shares of Stock already owned by the Participant, (iii) through a net or cashless exercise (including broker-assisted cashless exercise) form of exercise as permitted by the Committee, or (iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii) and (iii) hereof; provided that, no Shares of Stock may be tendered in exercise of the Option if such Shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such Shares have been held by the Participant for at least one year and (b) at least two years have elapsed since such prior Incentive Stock Option was granted.

9. No Right to Continued Employment or Service. This Terms of Award shall not limit or restrict the right of the Company to terminate the employment or service of a Participant at any time or for any reason.

10. Committee Administration. The Option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the terms of this Terms of Award, shall have plenary authority to interpret any provision of this grant and to make any determinations necessary or advisable for the administration of this grant and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights of the Participant under this Terms of Award.

11. Effect of Terms of Award; Severability. This Terms of Award shall be binding upon and shall inure to the benefit of any successor of the Company and the person or entity to whom the Option may have been transferred by will or the laws of descent and distribution. The invalidity or unenforceability of any provision of this Terms of Award shall not affect the validity or enforceability of any other provision of this Terms of Award.

12. Consent to Collection/Processing/Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies the Participant of the following in relation to the Participant’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of the Option and the Participant’s participation in the Plan. The collection, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect the Participant’s participation in the Plan. As such, the Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

The Company holds certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, Social Security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options, units or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence (and country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.

The Company will transfer Data internally as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf by a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Plan.

The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, (d) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan, and (e) withdraw the Participant’s consent to the collection, processing or transfer of Data as provided hereunder (in which case, the Option will be null and void). The Participant may seek to exercise these rights by contacting the human resources manager or the Company’s human resources department.

13. Option an Incentive Stock Option. It is intended that the Option shall be treated as an incentive stock option under Section 422 of the Code.

14. Section 409A. It is intended that benefits under this Terms of Award be exempt from the provisions of Section 409A of the Code in accordance with Section 1.409A-1(b)(5)(ii) of the Treasury Regulations and, accordingly, to the maximum extent permitted, this Terms of Award shall be interpreted to be limited, construed and administered in accordance with such intent. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code hereunder or otherwise.

15. Choice of Law. This Terms of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. The Participant is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to this Terms of Award.

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